Exhibit 10.2

July 30, 2013

BY HAND

James Chambers

Re:	Revised Severance Arrangements

Dear James:

Reference is made to your offer letter with Weight Watchers International, Inc. (the “Company”), dated December 6, 2012 (the “Offer Letter”). In connection with your appointment as the Chief Executive Officer of the Company, the Company wishes to amend the terms of the Offer Letter in order to amend the severance benefits available to you should your employment with the Company be terminated other than for Cause. Accordingly, the Severance provision of the Compensation and Benefit details of the Offer Letter are hereby amended to read as follows:

“In the event of termination by the Corporation of your employment other than for Cause (as such term is defined in those certain Terms and Conditions for Employee Stock Awards to be executed in connection with the Incentive Equity Award described above), subject to your execution and non-revocation of a general release of claims in favor of the Corporation and its affiliates (which release will be provided to you promptly after any such termination), the Corporation shall pay you an amount equal to the sum of (x) twelve (12) months of Base Salary plus (y) your target annual bonus for the year in which such termination occurred, payable in one lump sum within thirty (30) days of the effective date of the release of claims, and (b) provided you make the necessary election, the Corporation shall pay for your continued health coverage under the Corporation-sponsored health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for twelve (12) months following the termination (or such shorter period of time if you obtain alternative health coverage from another employer); provided, however, such Severance shall not be paid in the event termination results from a change in control of the Corporation and benefits or other consideration in connection therewith is payable pursuant to a continuity or other agreement with the Corporation. In addition, to the extent that any restrictive covenants you may be subject to expire by their terms prior to the twelve (12) month anniversary of any such termination, you agree that such covenants shall be extended through such date.”

*        *        *

To confirm your agreement with the amendment of the Offer Letter as set forth above, please sign where indicated below, and return to the Company, to the attention of Nick Hotchkin.

Sincerely

Weight Watchers International, Inc.

/s/ Raymond Debbane
By:	Raymond Debbane
Title:	Chairman

Agreed and Accepted:

/s/ James Chambers
James Chambers
Dated: July 31, 2013

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